Exhibit 99.1

	FOR:	Jarden Corporation

	CONTACT:	Martin E. Franklin
Chairman and Chief Executive Officer
914-967-9400

Investor Relations:
Erica Pettit
Press:
Evan Goetz/Melissa Merrill
Financial Dynamics
FOR IMMEDIATE RELEASE		212-850-5600

JARDEN CORPORATION ELECTS MICHAEL S. GROSS TO BOARD OF DIRECTORS

Rye, New York – March 29, 2007 – Jarden Corporation (NYSE: JAH) announced today that on March 26, 2007, the Board of Directors of Jarden Corporation elected Michael S. Gross as a director of the Company to fill the open Class I seat on the Board of Directors of the Company with a term expiring at the Company’s 2009 annual meeting of stockholders.

Since March 2007, Mr. Gross has served as the chairman, chief executive officer and managing member of Solar Capital, LLC, a newly organized, externally managed finance company focusing on debt and equity investments in leveraged companies, including middle-market companies. Mr. Gross has been the chairman, chief executive officer and secretary of Marathon Acquisition Corp. since April 2006. Since July 2006, Mr. Gross has been co-chairman of the investment committee of Magnetar Financial LLC and a senior partner in its parent company, Magnetar Capital Partners LP. Between February 2004 and February 2006, Mr. Gross was the president and chief executive officer of Apollo Investment Corporation and the managing partner of its investment advisor, Apollo Investment Management, L.P. From 1990 to February 2006, Mr. Gross was a senior partner at Apollo Management, L.P. In addition, from 2003 to February 2006, Mr. Gross was the managing partner of Apollo Distressed Investment Fund. Mr. Gross currently serves on the boards of directors of Saks, Inc. and United Rentals, Inc.

Martin E. Franklin, Chairman and Chief Executive Officer of Jarden commented: “On behalf of the Board and the Company I am extremely pleased to welcome Michael to the Company’s Board of Directors. Michael is a talented, financially oriented executive with a track record of success. He has added tremendous value at the companies he has been associated with and I look forward to Jarden benefiting from Michael’s business acumen and sophistication.”

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew-Cornell® and Pine Mountain®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Campingaz® and Coleman®. Headquartered in Rye, N.Y., Jarden has over 20,000 employees worldwide. For more information, please visit www.jarden.com.

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Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for Jarden's markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings, securities offerings and other unusual items, including Jarden's ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.

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